EXHIBIT 99.1
JOINT FILING AGREEMENT
          In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, each of the persons named below agrees to the joint filing of a statement on Schedule 13D (including amendments thereto) with respect to the common shares, no par value, of BCE Inc., a corporation incorporated under the laws of Canada, and further agrees that this Joint Filing Agreement be included as an exhibit to such filings; provided, that, as contemplated by Section 13d-1(k)(1)(ii), no person shall be responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.
[signature pages follow]

          IN WITNESS WHEREOF, the undersigned has duly executed this Joint Filing Agreement as of this 29th day of October, 2007.

MERRILL LYNCH, PIERCE, FENNER &
SMITH INCORPORATED

By:	/s/ Jonathan Santelli

Name:	Jonathan Santelli
Title:	Assistant Secretary

MERRILL LYNCH & CO., INC.

By:	/s/ Jonathan Santelli

Name:	Jonathan Santelli
Title:	Assistant Secretary

MERRILL LYNCH INTERNATIONAL

By:	/s/ Jonathan Santelli

Name:	Jonathan Santelli
Title:	Authorized Signatory

MERRILL LYNCH CANADA INC.

By:	/s/ Jonathan Santelli

Name:	Jonathan Santelli
Title:	Authorized Signatory

MERRILL LYNCH PORTFOLIO MANAGERS LTD.

By:	/s/ Jonathan Santelli

Name:	Jonathan Santelli
Title:	Authorized Signatory

MERRILL LYNCH BANK & TRUST COMPANY, FSB

By:	/s/ Jonathan Santelli

Name:	Jonathan Santelli
Title:	Authorized Signatory

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